Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Big Lots Reports Q4 and Full Year 2022 Results

Q4 comparable sales and gross margins in line with guidance; expenses, excluding adjustments, better than expected

Q4 GAAP EPS loss of $0.43; adjusted EPS loss of $0.28

Right-sized inventory position and strengthened balance sheet with asset monetization

Expect to drive significant business improvements during FY 2023

For the Q4 Results Presentation, Please Visit: https://www.biglots.com/corporate/investors

Columbus, Ohio – March 2, 2023 – Big Lots, Inc. (NYSE: BIG) today reported a net loss of $12.5 million, or $0.43 per share, for the fourth quarter of fiscal 2022 ended January 28, 2023. This result includes a net after-tax charge of $4.4 million, or $0.15 per share, associated with the net impact of store asset impairment charges and a gain on the sale of real estate and related expenses. Excluding this charge, the adjusted net loss in the fourth quarter of 2022 was $8.1 million, or $0.28 per share (see non-GAAP table included later in this release). Adjusted net income for the fourth quarter of fiscal 2021 was $53.6 million, or $1.75 per diluted share (non-GAAP).

Net sales for the fourth quarter of fiscal 2022 totaled $1.543 billion, a 10.9% decrease compared to $1.732 billion for the same period last year. The decline to last year was driven by a comparable sales decrease of 13.0%. We estimate comparable sales were adversely impacted by approximately 130 basis points due to product shortages in furniture, resulting from the unexpected closure of our largest vendor in November. This impact excludes the attachment impact on adjacent categories, such as soft home. Net new stores and relocations contributed approximately 210 basis points of sales growth compared to the fourth quarter of 2021.

Commenting on today’s results announcement, Bruce Thorn, President and CEO of Big Lots stated, “Despite the extremely difficult consumer environment throughout 2022, we’ve taken action to strengthen and transform our business model. Against that backdrop, we made sequential progress to improve our margins, tightly manage expenses, and right-size our inventories over the last few quarters.”

“Even though our furniture business was adversely impacted by the unexpected closure of our largest vendor, we were able to deliver fourth quarter sales and gross margins that were in line with guidance. Further, our year-over-year inventories came down materially to appropriate levels. We also saw favorability in SG&A, as we tightly managed costs, and have further strengthened our balance sheet through asset monetization efforts. I remain impressed by the agility and efforts of the team, who once again delivered on our targets under challenging conditions.”

“As we enter 2023, we remain excited about the opportunity to provide more value to our customers, while improving our sales and earnings momentum as the year progresses. We continue to accelerate the transformation of our business through key action points. These include offering even more compelling opening price points and better bargains and treasures, which are easier to find and more convenient to shop. In addition, we will continue to take strides to meet our customer’s needs, grow our relevance, and be more efficient across our fleet. We remain focused on growing margin, reducing expenses, and making highly disciplined investment decisions.”

A summary of adjustments to loss per diluted share is included in the table below.

	Q4 2022	FY 2022

Earnings (loss) per diluted share - as reported	($0.43)	($7.30)

Adjustment to exclude store asset impairment charges and a gain on sale of real estate and related expenses(1)	$0.15	$1.35

Earnings (loss) per diluted share - adjusted basis	($0.28)	($5.96)

(1) Non-GAAP detailed reconciliation provided in statement below

Fiscal 2022
For fiscal 2022, the company reported a net loss of $210.7 million, or $7.30 per diluted share. Excluding the net charge for store asset impairments and a gain on the sale of real estate and related expenses, the adjusted net loss was $171.9 million, or $5.96 per diluted share compared to adjusted net income of $181.6 million, or $5.44 per diluted share (non-GAAP) for fiscal 2021.

Net sales for fiscal 2022 totaled $5.468 billion, an 11.1% decrease compared to $6.15 billion last year, with the decrease resulting from a comparable sales decrease of 12.9% partially offset by sales growth in new and relocated non-comp stores.

Inventory and Cash Management
Inventory ended the fourth quarter of fiscal 2022 at $1.148 billion compared to $1.238 billion for the same period last year, with the 7.3% decrease driven by lower in-transit inventory and on-hand units.

The company ended the fourth quarter of fiscal 2022 with $44.7 million of Cash and Cash Equivalents and $301.4 million of Long-term Debt, compared to $53.7 million of Cash and Cash Equivalents and $3.5 million of Long-term Debt as of the end of the fourth quarter of fiscal 2021.

Dividend and Share Repurchases
As announced in a separate release, on February 28, 2023 the Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $8.7 million will be payable on March

31, 2023, to shareholders of record as of the close of business on March 17, 2023. The company did not execute any share repurchases during the quarter. The company has $159 million remaining under its December 2021 $250 million authorization.

Company Outlook
For the first quarter, the company expects comps to be down in the low to mid-teens range. Net new stores will add about 40 basis points of growth versus 2022. The company expects the first quarter gross margin rate to improve sequentially versus Q4 into the high-30s range. Given an atypically wide range of potential outcomes, the company is not providing EPS guidance at this point. The company expects a share count of approximately 29.1 million for Q1.

With regard to the full year, the company is targeting improvement in financial results versus 2022. Earnings momentum will be weighted towards the back half of the year, as key actions to improve the business gain traction, and as freight cost reductions continue to be realized. Given greater than usual uncertainty in the macroeconomic environment, at this point the company is not providing formal full year guidance.

Conference Call/Webcast
The company will host a conference call today at 8:00 a.m. ET to discuss the financial results for the fourth quarter of fiscal 2022. A webcast of the conference call is available through the Investor Relations section of the company’s website http://www.biglots.com. An archive of the call will be available through the Investor Relations section of the company’s website http://www.biglots.com/ after 12:00 p.m. ET today and will remain available through midnight ET on Thursday, March 16, 2023. A replay of this call will also be available beginning today at 12:00 p.m. ET through March 16 by dialing 877.660.6853 (Toll Free) or 201.612.7415 (Toll) and entering Replay Conference ID 13736230.

About Big Lots
Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is one of America’s largest home discount retailers, operating more than 1,425 stores in 48 states, as well as a best-in-class ecommerce platform with expanded fulfillment and delivery capabilities. The Company’s mission is to help customers “Live Big and Save Lots” by offering unique treasures and exceptional bargains on everything for their home, including furniture, seasonal decor, kitchenware, pet supplies, food items, laundry and cleaning essentials and more. Big Lots is the recipient of Home Textiles Today's 2021 Retail Titan Award. For more information about the company or to find the store nearest you, visit biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “approximate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, developments related to the COVID-19 pandemic, the current economic and credit conditions, inflation, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

CONTACTS:

Investor Relations
Alvin Concepcion
aconcepc@biglots.com
614-278-2705

Media Relations
Josh Chaney
jchaney@biglots.com
614-398-8896

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JANUARY 28	JANUARY 29
	2023	2022
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$44,730	$53,722
Inventories	1,147,949	1,237,797
Other current assets	92,635	119,449
Total current assets	1,285,314	1,410,968

Operating lease right-of-use assets	1,619,756	1,731,995

Property and equipment - net	691,111	735,826

Deferred income taxes	56,301	10,973
Other assets	38,449	37,491
	$3,690,931	$3,927,253

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$421,680	$587,496
Current operating lease liabilities	252,320	242,275
Property, payroll and other taxes	71,274	90,728
Accrued operating expenses	111,752	120,684
Insurance reserves	35,871	36,748
Accrued salaries and wages	26,112	45,762
Income taxes payable	845	894
Total current liabilities	919,854	1,124,587

Long-term debt	301,400	3,500

Noncurrent operating lease liabilities	1,514,009	1,569,713
Deferred income taxes	—	21,413
Insurance reserves	58,613	62,591
Unrecognized tax benefits	8,091	10,557
Other liabilities	125,057	127,529

Shareholders' equity	763,907	1,007,363
	$3,690,931	$3,927,253

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JANUARY 28, 2023		JANUARY 29, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,543,113	100.0	$1,732,021	100.0
Gross margin	560,901	36.3	646,082	37.3
Selling and administrative expenses	525,905	34.1	541,228	31.2
Depreciation expense	43,051	2.8	37,376	2.2
Operating (loss) profit	(8,055)	(0.5)	67,478	3.9
Interest expense	(7,370)	(0.5)	(2,133)	(0.1)
Other income (expense)	4	0.0	227	0.0
(Loss) income before income taxes	(15,421)	(1.0)	65,572	3.8
Income tax (benefit) expense	(2,958)	(0.2)	15,734	0.9
Net (loss) income	($12,463)	(0.8)	$49,838	2.9

Earnings (loss) per common share
Basic	($0.43)		$1.67
Diluted	($0.43)		$1.63

Weighted average common shares outstanding
Basic	28,957		29,860
Dilutive effect of share-based awards	—		807
Diluted	28,957		30,667

Cash dividends declared per common share	$0.30		$0.30

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	52 WEEKS ENDED		52 WEEKS ENDED
	JANUARY 28, 2023		JANUARY 29, 2022
		%		%
	(Unaudited)		(Unaudited)

Net sales	$5,468,329	100.0	$6,150,603	100.0
Gross margin	1,913,503	35.0	2,397,007	39.0
Selling and administrative expenses	2,020,144	36.9	2,014,682	32.8
Depreciation expense	154,859	2.8	142,572	2.3
Operating (loss) profit	(261,500)	(4.8)	239,753	3.9
Interest expense	(20,280)	(0.4)	(9,281)	(0.2)
Other income (expense)	1,363	0.0	1,339	0.0
(Loss) income before income taxes	(280,417)	(5.1)	231,811	3.8
Income tax (benefit) expense	(69,709)	(1.3)	54,033	0.9
Net (loss) income	($210,708)	(3.9)	$177,778	2.9

Earnings (loss) per common share
Basic	($7.30)		$5.43
Diluted	($7.30)		$5.33

Weighted average common shares outstanding
Basic	28,860		32,723
Dilutive effect of share-based awards	—		632
Diluted	28,860		33,355

Cash dividends declared per common share	$1.20		$1.20

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	JANUARY 28, 2023	JANUARY 29, 2022
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$134,753	$118,056

Net cash provided by (used in) investing activities	15,911	(37,141)

Net cash used in financing activities	(168,072)	(97,789)

Decrease in cash and cash equivalents	(17,408)	(16,874)
Cash and cash equivalents:
Beginning of period	62,138	70,596
End of period	$44,730	$53,722

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 28, 2023	JANUARY 29, 2022
	(Unaudited)	(Unaudited)

Net cash (used in) provided by operating activities	($144,286)	$193,762

Net cash used in investing activities	(108,940)	(159,686)

Net cash provided by (used in) financing activities	244,234	(539,910)

Decrease in cash and cash equivalents	(8,992)	(505,834)
Cash and cash equivalents:
Beginning of period	53,722	559,556
End of period	$44,730	$53,722

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, depreciation expense, depreciation expense rate, operating (loss) profit, operating (loss) profit rate, income tax (benefit) expense, effective income tax rate, net (loss) income, and diluted earnings (loss) per share for the fourth quarter of 2022, the full year 2022, and the full year 2021 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating (loss) profit, adjusted operating (loss) profit rate, adjusted income tax (benefit) expense, adjusted effective income tax rate, adjusted net (loss) income, and adjusted diluted earnings (loss) per share (non-GAAP financial measures).

Fourth Quarter of 2022 - Thirteen weeks ended January 28, 2023

	As Reported	Adjustment to exclude store asset impairment	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$525,905	$(22,568)	$18,581	$521,918
Selling and administrative expense rate	34.1%	(1.5%)	1.2%	33.8%
Depreciation Expense	43,051	—	(1,734)	41,317
Depreciation Expense Rate	2.8%	—	(0.1%)	2.7%
Operating loss	(8,055)	22,568	(16,847)	(2,334)
Operating loss rate	(0.5%)	1.5%	(1.1%)	(0.2%)
Income tax benefit	(2,958)	5,408	(4,040)	(1,590)
Effective income tax rate	19.2%	(1.6%)	(1.2%)	16.4%
Net loss	(12,463)	17,160	(12,807)	(8,110)
Diluted earnings (loss) per share	$(0.43)	$0.59	$(0.44)	$(0.28)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) store asset impairment charges of $22,568 ($17,160, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.

Full Year 2022 - Fifty-two weeks ended January 28, 2023

	As Reported	Adjustment to exclude store asset impairment	Adjustment to exclude gain on sale of real estate and related expenses	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,020,144	$(68,396)	$18,581	$1,970,329
Selling and administrative expense rate	36.9%	(1.3%)	0.3%	36.0%
Depreciation Expense	154,859	—	(1,734)	153,125
Depreciation Expense Rate	2.8%	—	(0.0%)	2.8%
Operating loss	(261,500)	68,396	(16,847)	(209,951)
Operating loss rate	(4.8%)	1.3%	(0.3%)	(3.8%)
Income tax benefit	(69,709)	16,739	(4,040)	(57,010)
Effective income tax rate	24.9%	0.0%	0.0%	24.9%
Net loss	(210,708)	51,657	12,807	(171,858)
Diluted earnings (loss) per share	$(7.30)	$1.79	$(0.44)	$(5.96)

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted depreciation expense, adjusted depreciation expense rate, adjusted operating loss, adjusted operating loss rate, adjusted income tax benefit, adjusted effective income tax rate, adjusted net loss, and adjusted diluted earnings (loss) per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $68,396 ($51,657, net of tax) and a gain on sale of real estate and related expenses of $16,847 ($12,807, net of tax). The depreciation expense included within the adjustment to exclude gain on sale of real estate and related expenses is the accelerated depreciation associated with the disposal of fixtures and equipment at each of the store locations included in the sale.

Fourth Quarter of 2021 - Thirteen weeks ended January 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$541,228	$(5,033)	$536,195
Selling and administrative expense rate	31.2%	(0.3%)	31.0%
Operating profit	67,478	5,033	72,511
Operating profit rate	3.9%	0.3%	4.2%
Income tax expense	15,734	1,251	16,985
Effective income tax rate	24.0%	0.1%	24.1%
Net income	49,838	3,782	53,620
Diluted earnings per share	$1.63	$0.12	$1.75

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $5,033 ($3,782, net of tax).

Full Year 2021 - Fifty-two weeks ended January 29, 2022

	As Reported	Adjustment to exclude store asset impairment charges	As Adjusted (non-GAAP)
Selling and administrative expenses	$2,014,682	$(5,033)	$2,009,649
Selling and administrative expense rate	32.8%	(0.1%)	32.7%
Operating profit	239,753	5,033	244,786
Operating profit rate	3.9%	0.1%	4.0%
Income tax expense	54,033	1,251	55,284
Effective income tax rate	23.3%	0.0%	23.3%
Net income	177,778	3,782	181,560
Diluted earnings per share	$5.33	$0.11	$5.44

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP store asset impairment charges of $5,033 ($3,782, net of tax).

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.